Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT 10.29

                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made and entered into as of this 1st day of June, 2000 (the "Effective Date"), by and among Tularik Inc. ("Tularik"), a Delaware corporation, and Tularik Pharmaceutical Company (the "Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Tularik as of the Effective Date. Each of Tularik and the Subsidiary are referenced herein individually as a "Party" and together as the "Parties."

                                   Witnesseth

         Whereas, Tularik and Japan Tobacco Inc. ("JT") have entered into two previous agreements to research, develop and commercialize certain pharmaceutical products useful in the diagnosis, prevention and treatment of human diseases;

         Whereas, Tularik and JT are entering into a Collaboration Agreement as of even date herewith, pursuant to which they will develop and commercialize products useful to treat or prevent diseases and conditions (the "Collaboration Agreement);

         Whereas, Tularik has formed the Subsidiary to perform certain obligations under the research program to be conducted pursuant to the Collaboration Agreement, and is the beneficial owner of all issued and outstanding shares of capital stock of the Subsidiary (the "Stock");

         Whereas, Tularik and JT are entering into an Option Agreement of even date herewith whereby JT acquires an option to purchase the Subsidiary, either directly or indirectly through an affiliate, at specified times, which sets forth certain requirements for the voting of Tularik's shares of Stock and the management of the Subsidiary during the time period prior to any exercise by JT of such option (the "Option Agreement");

         Whereas, Tularik desires to grant certain licenses to the Subsidiary under certain technology and related intellectual property rights that are necessary or useful for the Subsidiary's performance of research pursuant to the Collaboration Agreement, and for the Subsidiary's practice of such technology outside the scope of the Collaboration Agreement in the event JT or its affiliate purchases the Subsidiary as provided in the Option Agreement;

         Whereas, Tularik desires to obtain certain rights to improvements of such technology owned or controlled by the Subsidiary to enable Tularik to continue to practice and develop such technology; and

         Whereas, the Parties hereto desire to set forth the terms and conditions governing such licenses and rights in this Agreement;

         Now, Therefore, in consideration of these premises and other terms and conditions set forth herein, the Parties hereto agree as follows:

                                       1.

                                   ARTICLE 1

                                  Definitions

         Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Collaboration Agreement and the Option Agreement.

         1.1 "Assignable Know-How" shall mean any and all know-how, compounds, information, inventions, discoveries and technologies, whether or not patentable, that are owned or controlled by the Subsidiary from the Effective Date until the earlier to occur of [*] (such period of time, the "Assignment Period"), either (i) the practice of which would infringe the Licensed Patents or constitute a misappropriation of the Licensed Know-How, (ii) that are a Research Compound Invention or Program Invention, or (iii) that are useful in the discovery, development, manufacture, use, sale, offer for sale or import of products in the Field; provided, however, that Assignable Know-How shall also include any such know-how, information, inventions, discoveries and technologies that relate to the composition or use of Targets that are owned or controlled by the Subsidiary during the [*] The determination of whether know-how, information, inventions, discoveries and technologies are owned or controlled by the Subsidiary shall be made based upon the Subsidiary's rights in the absence of this Agreement. Appendix A shall be amended from time to time to set forth all Assignable Know-How. Assignable Know-How may be included in the Licensed Know-How and excludes the Other Subsidiary Know-How.

         1.2 "Assignable Patents" shall mean any and all patents and patent applications, both foreign and domestic, including without limitation all substitutions, provisionals, continuations, continuations-in-part, divisionals, extensions, reexaminations, reissues, renewals, supplementary protection certificates and inventors' certificates, that are owned or controlled by the Subsidiary during the Assignment Period, and (i) that claim inventions, the practice of which would infringe the Licensed Patents or constitute a misappropriation of the Licensed Know-How, (ii) are Research Compound Patents or Program Patents, or (iii) that are useful in the discovery, development, manufacture, use, sale, offer for sale or import of products in the Field; provided, however, that Assignable Patents shall also include any such patents and patent applications that relate to the composition or use of Targets that are owned or controlled by the Subsidiary during the [*] The determination of whether a patent or application is owned or controlled by the Subsidiary shall be made based upon the Subsidiary's rights in the absence of this Agreement. Appendix B shall be amended from time to time to set forth all Assignable Patents.

         1.3 "Licensed Know-How" shall mean any and all Research Compound Inventions, Know-How and Program Know-How owned or controlled by Tularik that are necessary or useful for the performance of the Subsidiary Research Activities, including without limitation Know-How and Program Know-How that are licensed to Tularik by JT pursuant to the Collaboration Agreement, for [*] Appendix C to this Agreement sets forth the Licensed Know-How, and shall be amended from time to time to reflect all Licensed Know-How.

         1.4 "Licensed Patents" shall mean any and all Research Compound Patents, Patent Rights and Program Patents owned or controlled by Tularik, that are necessary or useful for the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       2.

performance of the Subsidiary Research Activities. Licensed Patents shall include Assignable Patents, to the extent such Assignable Patents are necessary or useful for the performance of the Subsidiary Research Activities, as well as the Patent Rights and Program Patents that are licensed to Tularik by JT pursuant to the Collaboration Agreement, [*] Appendix D to this Agreement sets forth the Licensed Patents, and shall be amended from time to time to reflect all Licensed Patents.

         1.5 "Other Subsidiary Know-How" shall mean know-how, compounds, information, inventions, discoveries and technologies, whether or not patentable, that are owned or controlled by the Subsidiary during the Assignment Period, and are necessary or useful for the practice of the Licensed Patents or the Assignable Patents; provided, however, that Other Subsidiary Know-How shall also include any such know-how, information, inventions, discoveries and technologies [*] that are owned or controlled by the Subsidiary during the [*] following the expiration of the Assignment Period. Other Subsidiary Know-How excludes the Assignable Know-How and the Licensed Know-How.

         1.6 "Other Subsidiary Patents" shall mean patents and patent applications, both foreign and domestic, including without limitation all substitutions, provisionals, continuations, continuations-in-part, divisionals, extensions, reexaminations, reissues, renewals, supplementary protection certificates and inventors' certificates, that are owned or controlled by the Subsidiary during the Assignment Period, and are necessary or useful for the practice of the Licensed Patents or the Assignable Patents; provided, however, that Other Subsidiary Patents shall also include any such patents and patent applications [*] that are owned or controlled by the Subsidiary during the [*] following expiration of the Assignment Period. Other Subsidiary Patents exclude the Licensed Patents and Assignable Patents.

         1.7 "Subsidiary Collaboration Activities" shall mean the activities designated under the Collaboration Agreement or otherwise by the RMC to be performed by the Subsidiary pursuant to the Program during the Term but following the Research Program Term.

         1.8 "Subsidiary Research Activities" shall mean the activities designated under the Collaboration Agreement or otherwise by the RMC to be performed by the Subsidiary pursuant to the Research Program during the Research Program Term.

                                   ARTICLE 2

                 Licenses And Assignments; Technology Transfer

         2.1 License to Subsidiary Before Buy-Out. Subject to the terms and conditions of this Agreement, Tularik hereby grants to the Subsidiary a nonexclusive, royalty-free license, without the right to grant sublicenses, under the Licensed Know-How, Licensed Patents, Assignable Know-How and Assignable Patents solely to perform the Subsidiary Research Activities at its principal place of business. Such license shall become effective as of the Effective Date and continue in effect for the term of this Agreement [*]

         2.2 License to Subsidiary After Buy-Out. Subject to the terms and conditions of this Agreement, Tularik hereby grants to the Subsidiary a nonexclusive, worldwide, royalty-free

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       3.

license, under the Licensed Know-How and Licensed Patents (i) to perform the Subsidiary Collaboration Activities and (ii) to discover, develop, make, use, sell, offer for sale and import pharmaceutical products outside the scope of the Collaboration Agreement. The Subsidiary may not grant sublicenses under the foregoing licenses to a Third Party other than JT or its Affiliates [*] The license granted by Tularik to the Subsidiary in this Section 2.2 shall not become effective until the Closing Date, if any, and shall continue in effect for the term of this Agreement.

         2.3 Assignment of Assignable Patents and Assignable Know-How; Quitclaim. The Subsidiary hereby assigns to Tularik all of the Subsidiary's right, title and interest in and to the Assignable Know-How and the Assignable Patents. The Parties acknowledge that [*] The Subsidiary hereby waives and quitclaims to Tularik any and all claims or actions, of any nature whatsoever, that the Subsidiary may have for infringement of any proprietary rights assigned to Tularik pursuant to this Section 2.3.

         2.4 License to Tularik. Subject to the terms and conditions of this Agreement, the Subsidiary hereby grants to Tularik a nonexclusive, worldwide, royalty-free license, with the right to grant sublicenses, under the Other Subsidiary Know-How and Other Subsidiary Patents, to discover, develop, make, use, sell, offer for sale or import pharmaceutical products either (i) the manufacture, use or sale of which would infringe or misappropriate the Licensed Know-How, Licensed Patents, Assignable Patents or Assignable Know-How or (ii) that were discovered, developed, made, used, sold, offered for sale or imported by means of the practice of the Licensed Know-How, Licensed Patents, Assignable Know-How or Assignable Patents.

         2.5 Technology Transfer; Reports.

             (a) Promptly after the Effective Date, Tularik shall deliver to the Subsidiary [*], including, without limitation, [*] that are necessary or useful for the Subsidiary to perform the Subsidiary Research Activities, to the extent such materials have not been transferred prior to the Effective Date. Tularik agrees to provide to the Subsidiary competent and knowledgeable assistance to facilitate the transfer to the Subsidiary of such tangible materials.

             (b) The Subsidiary shall, upon request by Tularik, provide to Tularik from time to time written reports summarizing its performance of the Subsidiary Research Activities, and shall disclose to Tularik all Assignable Patents and Assignable Know-How made by employees, agents or independent contractors of the Subsidiary promptly after becoming aware that such inventions, discoveries, materials, data or information has been made or produced. The Subsidiary shall transfer to Tularik from time to time [*] that are necessary or useful for Tularik to practice the rights granted to it pursuant to this Agreement.

                                   ARTICLE 3

                 Prosecution And Enforcement Of Patent Rights

         3.1 Cooperation by the Subsidiary. The Subsidiary shall promptly execute, upon each request by Tularik, assignment and other documents and testify and take other acts as reasonably requested by Tularik to apply for and obtain, in Tularik's name and for its benefit [*], any and all patents, trade secrets or other intellectual property rights throughout the world related

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       4.

to the Assignable Patent Rights or the Assignable Know-How, and to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, titles and interests assigned or licensed to Tularik pursuant to Sections 2.3 or 2.4.

         3.2  Prosecution and Maintenance of Patent Applications and Patents.

              (a) Except as otherwise provided in this Section 3.2, Tularik shall have the sole and exclusive right, but not the obligation, to file and prosecute all patent applications and to maintain all patents included in the Assignable Patents, Licensed Patents and Other Subsidiary Patents, at [*]

              (b) Notwithstanding the foregoing, after the Closing Date, if any, the following modifications to the Parties' rights and obligations set forth in
Section 3.2(a) shall apply:

                  (i) The Subsidiary shall file, prosecute and maintain patent applications and patents included in the Other Subsidiary Patents, [*] If the Subsidiary decides that it will not continue to prosecute a patent application or maintain a patent included in the Other Subsidiary Patents, then it shall promptly so notify Tularik, in which case Tularik [*] continue to prosecute such application or maintain such patent.

                  (ii) Tularik shall provide the Subsidiary with an opportunity to review and comment upon prosecution strategy for and consult with Tularik on the content of all material documents and correspondence to be filed with or sent to the U.S. Patent and Trademark Office (or any foreign equivalent thereof) relating to the Assignable Patents. If Tularik decides that it will not continue to prosecute a patent application or maintain a patent included in the Assignable Patents, then Tularik shall promptly so notify the Subsidiary. If Tularik provides any such notice, then the Subsidiary may, [*] continue to prosecute such application or maintain such patent.

                                   ARTICLE 4

                   Representations, Warranties And Covenants

         4.1 General Representations. Each Party hereby represents to the other Party that it is duly organized and validly existing under the laws of its state of incorporation; that it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and that this Agreement is legally binding upon it and enforceable in accordance with its terms.

         4.2 Intellectual Property; Infringement. Each Party represents and warrants to such Party's best knowledge as of the Effective Date that the practice of the licenses or other rights that such Party grants to the other Party will not infringe intellectual property rights of any Third Party.

         4.3 Tularik. Tularik hereby represents, warrants and covenants that (i) it shall not grant any sublicense under the Other Subsidiary Know-How or Other Subsidiary Patents except

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       5.

as permitted hereunder; (ii) it is not, and shall not be, under any obligation to grant any such license or to make any such assignment described in subsection
(i); (iii) assuming that it has received the full right, title and interest in and to the Assignable Know-How and Assignable Patent Rights by operation of
Section 2.3 of this Agreement, it shall have the full right to license the Assignable Know-How and Assignable Patent Rights as provided in this Agreement;
(iv) no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, do or shall exist with respect to the Licensed Know-How and Licensed Patents that are inconsistent with any provision of this Agreement; (v) its execution, delivery and performance of this Agreement does not and shall not conflict with, constitute a breach of, or in any material way violate any arrangement, understanding or agreement to which it is, or shall be, a party or by which it is, or shall be, bound; and (vi) it shall not practice the Other Subsidiary Know-How and the Other Subsidiary Patents outside the scope of the license granted to it pursuant to Section 2.4.

         4.4 Subsidiary. The Subsidiary hereby represents, warrants and covenants that (i) it shall not grant any license under or make any assignment of the Assignable Patent Rights, Assignable Know-How, Licensed Patent Rights or Licensed Know-How except as permitted hereunder; (ii) it is not, and shall not be, under any obligation to grant any such license or to make any such assignment described in subsection (i); (iii) it has, and shall have, full right, title and interest in and to, and shall have the full right to assign, the Assignable Know-How and Assignable Patent Rights; (iv) no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, shall exist with respect to the Assignable Know-How, Assignable Patents, Other Subsidiary Know-How, or Other Subsidiary Patents that are inconsistent with any provision of this Agreement; (v) its execution, delivery and performance of this Agreement does not and shall not conflict with, constitute a breach of, or in any material way violate any arrangement, understanding or agreement to which it is, or shall be, a party or by which it is, or shall be, bound; and (vi) it shall not practice the Licensed Know-How, Licensed Patents, Assignable Know-How and Assignable Patents outside the scope of the licenses granted to it pursuant to Section 2.1 or 2.2, as applicable.

                                   ARTICLE 5

                                Confidentiality

         5.1 Confidential Information; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, for the term of this Agreement and for [*] after the first to occur of the termination date of the Collaboration Agreement or the Closing Date, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent that the receiving Party can demonstrate by competent proof that such Confidential Information: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party, other than under an obligation

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       6.

of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

         5.2 Permitted Disclosure. The Parties agree that the material terms of the Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose such terms to bona fide potential investors or acquirers or to investment banks, if necessary for purposes of this Agreement, the Option Agreement and/or the Collaboration Agreement, and may disclose other Confidential Information as required by law, regulation or court order. In connection with any permitted disclosure of Confidential Information pursuant to this Section 5.2, each Party agrees to use all reasonable efforts to secure confidential treatment of, or a protective order for, any such information. Neither Party shall make any public announcement regarding the existence or terms of this Agreement without the prior written consent of the other Party.

                                   ARTICLE 6

                                Indemnification

         6.1 Indemnification by the Subsidiary. The Subsidiary hereby agrees to indemnify, hold harmless and defend Tularik, its Affiliates other than the Subsidiary, employees, agents and independent contractors against any and all expenses, costs of defense (including without limitation reasonable attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Tularik becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims result from (i) the negligence, recklessness or willful misconduct of the Subsidiary, its employees, agents, or independent contractors [*] (ii) the Subsidiary's breach or alleged breach of any representation or warranty or any other provision of this Agreement [*] or (iii) the manufacture, use or sale, [*] of pharmaceutical products discovered, developed, made, used, sold, offered for sale or imported by the Subsidiary, its Affiliates other than Tularik or its permitted sublicensees following the Closing Date, except in each case to the extent such claims arise from the negligence, recklessness or willful misconduct of Tularik, its Affiliates other than the Subsidiary, employees or agents, or from any breach of any representation or warranty in this Agreement or of any other provision of this Agreement by Tularik; provided that Tularik provides the Subsidiary with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Tularik, its Affiliates other than the Subsidiary, employees, agents and independent contractors) and settle any such claim. [*]

         6.2 Indemnification by Tularik. Tularik hereby agrees to indemnify, hold harmless and defend the Subsidiary, its Affiliates other than Tularik, employees, agents and independent contractors against any and all expenses, costs of defense (including without limitation reasonable attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts the Subsidiary becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims arise out of (i) the negligence, recklessness or willful misconduct of Tularik, its employees or agents [*] (ii) Tularik's breach or alleged breach of any representation or warranty or of any other provision of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       7.

this Agreement by Tularik [*] or (iii) the manufacture, use or sale, prior to or after the Closing Date, of pharmaceutical products discovered, developed, made, used, sold, offered for sale or imported by Tularik, its Affiliates other than the Subsidiary, or its sublicensees [*] except in each case to the extent such claims arise from the negligence, recklessness or willful misconduct of the Subsidiary, its Affiliates other than Tularik, employees or agents, or any breach of any representation or warranty or of any other provision of this Agreement by the Subsidiary; provided that the Subsidiary provides Tularik with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of the Subsidiary, its Affiliates other than Tularik, employees, agents and independent contractors) or settle any such claim. [*]

         6.3 Mechanics. In the event that the Parties cannot agree as to the application of Sections 6.1 and 6.2 above to any particular loss or claim, the Parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 6.1 and
6.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 6.1 and 6.2 above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

                                   ARTICLE 7

                                     Term

         7.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue in effect thereafter.

                                   ARTICLE 8

                                 Miscellaneous

         8.1 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

             (a)  If to the Subsidiary, addressed to:
                        Tularik Pharmaceutical Company
                        Two Corporate Drive
                        South San Francisco, CA 94080
                        Attn: _________
                        Telephone:  (650) 825-7300
                        Facsimile:  (650) 825-7392

             (b)  If to Tularik Inc., addressed to:
                        Tularik Inc.
                        Two Corporate Drive
                        South San Francisco, CA 94080



[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


                                       8.

                            Attn: Secretary
                            Telephone: (650) 825-7300
                            Facsimile: (650) 825-7392


          With a copy to:
                            Cooley Godward LLP
                            Five Palo Alto Square
                            3000 El Camino Real
                            Palo Alto, CA 94306-2155
                            Attention: Judith A. Hasko, Esq.
                            Telephone: (650) 843-5000
                            Facsimile: (650) 857-0663


          (c) Copies of all notices provided by either Party hereto shall also be provided to JT and addressed to:

                            Japan Tobacco, Inc.
                            Pharmaceutical Division
                            JT Building, 2-1 Toranomon, 2-chome
                            Minato-ku, Tokyo 105, Japan
                            Attention: Vice President Business Development
                            Telephone: 011 81 3 3582 3111
                            Facsimile: 011 81 3 5572 1449


          With a copy to:
                            Neal N. Beaton, Esq.
                            Gilbert, Segall and Young LLP
                            430 Park Avenue
                            New York, NY 10022
                            Telephone: (212) 644-4010
                            Facsimile: (212) 644-4051


     8.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that no Party shall assign any of its rights and obligations hereunder.

     8.3 Force Majeure. Any delays in performance by a Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, earthquake, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       9.

occurrence, provided that the Party affected by such event uses reasonable efforts to overcome such delay.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

     8.5 Headings. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

     8.6 Governing Law and Language. This Agreement shall be governed by California law, notwithstanding its conflicts of laws principles. The official text of this Agreement and any Appendices hereto, or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

     8.7 Arbitration. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this agreement, the Parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the Parties arising out of, relating to, in connection with or in any way connected with this Agreement or any term or condition hereof, or performance by a Party of its obligations hereunder, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration, except as otherwise provided in this Agreement and except that any disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction. The arbitration shall be held in San Francisco, California according to the rules of the American Arbitration Association ("AAA"). The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical industry appointed in accordance with applicable AAA rules. Any arbitration herewith shall be conducted in the English language to the maximum extent possible. Each Party shall bear its own costs and attorney's and witness' fees. Judgment on the award so rendered shall be final and may be entered in any court having jurisdiction thereof.

     8.8 Entire Agreement; Amendment. This Agreement, together with the Option Agreement, and all Appendices hereto and thereto, sets forth the principal terms of the arrangement between the Parties hereto and, except as otherwise set forth herein, supersedes and terminates all prior agreements, including the preliminary agreement, and understandings between the Parties. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      10.

     In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.


Tularik Inc.


By: /s/ David Goeddel
    ---------------------------
    Chief Executive Officer


Tularik Pharmaceutical Company

By: /s/ William J. Rieflin
    ---------------------------

Name: Wm. J. Rieflin
      -------------------------

Title: Secretary
       ------------------------

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      11.

                                   Appendix A

                              Assignable Know-How

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      12.

                                  Appendix B

                              Assignable Patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      13.

                                  Appendix C

                               Licensed Know-How

                                      [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      14.

                                  Appendix D

                               Licensed Patents

                                      [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      15.